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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements, which appears in Applix, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


Boston, Massachusetts
June 14, 2000